Exhibit 4(au)

FPL GROUP, INC.

OFFICER’S CERTIFICATE

Creating the        Subordinated [Debentures], Series due

, the                                                                        of FPL Group, Inc. (the “Company”), pursuant to the authority granted in the accompanying Board Resolutions (all capitalized terms used herein which are not defined herein or in Exhibit A hereto, but are defined in the Indenture referred to below, shall have the meanings specified in the Indenture), and Sections 201 and 301 of the Indenture, does hereby certify to The Bank of New York Mellon (the “Trustee”), as Trustee under the Indenture of the Company (For Unsecured Subordinated Debt Securities) dated as of                     ,          (the “Indenture”) that:

1.                                      The securities to be issued under the Indenture shall be designated “           Subordinated [Debentures], Series due       ” (the “[Debentures] of the          Series”) and shall be issued in substantially the form set forth in Exhibit A hereto;

2.                                      The [Debentures] of the          Series shall mature and the principal shall be due and payable together with all accrued and unpaid interest thereon on                       ,         ;

3.                                      The [Debentures] of the          Series shall bear interest as provided in the form thereof set forth as Exhibit A hereto;

4.                                      Each installment of interest on a [Debenture] of the          Series shall be payable as provided in the form thereof set forth as Exhibit A hereto;

5.                                      Registration and registration of transfers and exchanges in respect of the [Debentures] of the          Series may be effected at the office or agency of the Company in The City of New York, New York.  Notices and demands to or upon the Company in respect of the [Debentures] of the          Series may be served at the office or agency of the Company in The City of New York, New York.  The Corporate Trust Office of the Trustee will initially be the agency of the Company for such payment, registration and registration of transfers and exchanges and service of notices and demands and the Company hereby appoints the Trustee as its agent for all such purposes; provided, however, that the Company reserves the right to change, by one or more Officer’s Certificates, any such office or agency and such agent.  The Trustee will initially be the Security Registrar and the Paying Agent for the [Debentures] of the          Series;

6.                                      The Regular Record Date for the interest payable on any given Interest Payment Date with respect to the [Debentures] of the          Series shall be the close of business on the 15th calendar day next preceding such Interest Payment Date, provided that if the [Debentures] of the              Series are held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date;

7.                                      [Redemption provisions, if any will be inserted];

8.                                      [Insert provisions for extension of the interest payment period, if applicable]

9.                                      So long as any [Debentures] of the          Series are Outstanding, the failure of the Company to pay interest, if any, on any [Debentures] of the          Series within 30 days after the same

becomes due and payable (whether or not payment is prohibited by the subordination provisions of Article Fourteen of the Indenture) shall constitute an Event of Default

10.                                In the event that, at any time subsequent to the initial authentication and delivery of the [Debentures] of the          Series, the [Debentures] of the          Series are to be held in global form by a securities depositary, the Company may at such time establish the matters contemplated in clause (r) in the second paragraph of Section 301 of the Indenture in an Officer’s Certificate supplemental to this certificate;

11.                                No service charge shall be made for the registration of transfer or exchange of the [Debentures] of the          Series; provided, however, that the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with the exchange or transfer;

12.                                If the Company shall make any deposit of money and/or Eligible Obligations with respect to any [Debentures] of the          Series, or any portion of the principal amount thereof, as contemplated by Section 701 of the Indenture, the Company shall not deliver an Officer’s Certificate described in clause (z) in the first paragraph of said Section 701 unless the Company shall also deliver to the Trustee, together with such Officer’s Certificate, either:

(A)          an instrument wherein the Company, notwithstanding the satisfaction and discharge of its indebtedness in respect of the [Debentures] of the          Series, shall assume the obligation (which shall be absolute and unconditional) to irrevocably deposit with the Trustee or Paying Agent such additional sums of money, if any, or additional Eligible Obligations (meeting the requirements of Section 701), if any, or any combination thereof, at such time or times, as shall be necessary, together with the money and/or Eligible Obligations theretofore so deposited, to pay when due the principal of and premium, if any, and interest due and to become due on such [Debentures] of the          Series or portions thereof, all in accordance with and subject to the provisions of said Section 701; provided, however, that such instrument may state that the obligation of the Company to make additional deposits as aforesaid shall be subject to the delivery to the Company by the Trustee of a notice asserting the deficiency accompanied by an opinion of an independent public accountant of nationally recognized standing, selected by the Trustee, showing the calculation thereof; or

(B)           an Opinion of Counsel to the effect that, as a result of (i) the receipt by the Company from, or the publication by, the Internal Revenue Service of a ruling or (ii) a change in law occurring after the date of this certificate, the Holders of such [Debentures] of the          Series, or portions of the principal amount thereof, will not recognize income, gain or loss for United States federal income tax purposes as a result of the satisfaction and discharge of the Company’s indebtedness in respect thereof and will be subject to United States federal income tax on the same amounts, at the same times and in the same manner as if such satisfaction and discharge had not been effected;

13.                                The Company reserves the right to require legends on [Debentures] of the          Series as it may determine are necessary to ensure compliance with the securities laws of the United States and the states therein and any other applicable laws;

14.                                The [Debentures] of the          Series shall have such other terms and provisions as are provided in the form set forth as Exhibit A hereto;

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15.                                The undersigned has read all of the covenants and conditions contained in the Indenture relating to the issuance of the [Debentures] of the          Series and the definitions in the Indenture relating thereto and in respect of which this certificate is made;

16.                                The statements contained in this certificate are based upon the familiarity of the undersigned with the Indenture, the documents accompanying this certificate, and upon discussions by the undersigned with officers and employees of the Company familiar with the matters set forth herein;

17.                                In the opinion of the undersigned, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenants and conditions have been complied with; and

18.                                In the opinion of the undersigned, such conditions and covenants and conditions precedent, if any (including any covenants compliance with which constitutes a condition precedent) to the authentication and delivery of the [Debentures] of the          Series requested in the accompanying Company Order No.     , have been complied with.

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IN WITNESS WHEREOF, I have executed this Officer’s Certificate on behalf of the Company this            day of                   ,          in New York, New York.

By:

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Exhibit A

No.	CUSIP No.

[FORM OF FACE OF SUBORDINATED [DEBENTURE]]

FPL GROUP, INC.

[              ] SUBORDINATED [DEBENTURES], SERIES DUE

FPL GROUP, INC., a corporation duly organized and existing under the laws of the State of Florida (herein referred to as the “Company”, which term includes any successor Person under the Indenture), for value received, hereby promises to pay to [                              ], or registered assigns, the principal sum of                                          Dollars on                          and to pay interest on said principal sum                  on             ,             ,              and              of each year commencing              (each an “Interest Payment Date”) at the rate of             % per annum until the principal hereof is paid or made available for payment.  [Provision for reset of interest rate will be inserted, if applicable.]  Interest on the Securities of this series will accrue from and including                     , to and excluding the first Interest Payment Date, and thereafter will accrue from and including the last Interest Payment Date to which interest has been paid or duly provided for.  No interest will accrue on the Securities with respect to the day on which the Securities mature.  In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of such delay); provided, however, that if such Business Day is in the next succeeding calendar year, payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date.  The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be payable to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the “Regular Record Date” for such interest installment which shall be the close of business on the 15th calendar day next preceding such Interest Payment Date, provided that if the Securities are held by a securities depository in book-entry form, the Regular Record Date will be the close of business on the Business Day immediately preceding such Interest Payment Date, and provided further that interest payable at Maturity or on any Redemption Date will be paid to the Person to whom principal is payable.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder of this Security on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange, if any, on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to on the reverse hereof.

Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, the State of New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, interest on this Security may be paid by check mailed to the address of the Person entitled thereto, as such address shall appear on the Security Register or by a wire transfer to an account designated by the Person entitled thereto.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in New York, New York.

FPL GROUP, INC.

By:

[FORM OF CERTIFICATE OF AUTHENTICATION]

CERTIFICATE OF AUTHENTICATION

Dated:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF SUBORDINATED [DEBENTURE]]

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture (For Unsecured Subordinated Debt Securities), dated as of                  (herein, together with any amendments thereto, called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York Mellon, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions and Officer’s Certificate filed with the Trustee on                           , creating the series designated on the face hereof (herein called, the “Officer’s Certificate”), for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  This Security is one of the series designated on the face hereof.

[Redemption provisions, if any, will be inserted]

Interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company, and this Security is issued subject to, the provisions of the Indenture with respect thereto.  Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.  Each Holder hereof, by his acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture including the Officer’s Certificate described above.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of and interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of a majority in aggregate principal amount of the Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of all series at the time Outstanding in respect of which an Event of Default shall have occurred and be continuing a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

[insert provisions for extension of the interest payment period, if applicable]

The Securities of this series are issuable only in registered form without coupons in denominations of $[1,000][25] and integral multiples thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined either in the Indenture or in the Officer’s Certificate shall have the meanings assigned to them in the Indenture or in the Officer’s Certificate.